                                                                   EXHIBIT 10.24

COMDISCO                                                     BUSINESS CONTINUITY
                                                       SERVICES MASTER AGREEMENT

This Master  Agreement is dated October 15, 1997 by and between  COMDISCO,  INC.
("COMDISCO" or ) with offices at 6111 North River Road, Rosemont, Illinois 60018
and
                            TRINITECH SYSTEMS, INC.
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("Customer")  with offices at 333 LUDLOW  STREET
                              --------------------------------------------------
                               STAMFORD, CT 06902
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Each party acknowledges that it has read this Master Agreement,  understands it, and agrees to be bound by its terms and conditions.

                         MASTER AGREEMENT AND SCHEDULES

Comdisco will provide business community Services under the terms and conditions of this  Master  Agreement  and its  Schedules.  The  parties  can enter  into a
Schedule for the following types of Services:

1.   Backup Capability
2.   Continuous Availability Services ("CAS")
3.   Telecommunication Services
4.   Professional Services

Each  Schedule  contains  the  specific  terms and  conditions  for the business continuity  Services  provided by Comdisco.  If there is a conflict  between any
Schedule and this Master Agreement, the terms of the Schedule will govern.  THIS
AGREEMENT  IS GOVERNED  BY THE LAWS OF THE STATE OF ILLINOIS  WITH REGARD TO ITS
CONFLICT  OF LAW  PROVISIONS.  Certain  capitalized  terms  used in this  Master
Agreement are defined in Section 11.

COMDISCO DISASTER RECOVERY              TRINITECH SYSTEMS, INC.
SERVICES, a division of                 ---------------------------------------
Comdisco, Inc.                          Customer
                                        ---------------------------------------
                                        Bryan J. Neumann
                                        ---------------------------------------
By: /s/ Victor J. Fricas                By: /s/ Bryan J. Neumann
  --------------------------                -----------------------------------
Title:  Vice President                  Title: V.P. Hardware Technology

                              TERMS AND CONDITIONS

SECTION 1.     BUSINESS CONTINUITY SERVICES

If designated in a signed  Schedule  between the parties,  Comdisco will provide the following Services to assist Customer in preparing for and recovering from a
Disaster at the Customer Facility.

1.1 BACKUP CAPABILITY. During a Disaster at the Customer Facility, Comdisco will provide  Customer  with access to the Backup  Capability  and  Recovery  Center.
Customer will notify Comdisco via the Comdisco Disaster Notification Hot Line if
a  Disaster  occurs  at the  Customer  Facility.  Comdisco  will ask  Customer's personnel to provide Customer's assigned  authorization code.  Immediately after receipt of the Disaster notification and authorization code, Comdisco will begin preparation of the Backup Capability for access by Customer.

1.2  CONTINUOUS  AVAILABILITY  SERVICES.  Comdisco  provides the  following  CAS
Services for Customers: 1) Transaction Protection Services (Electronic Vaulting,
Remote  Journaling,  Data Shadowing);  2) Standby Services (Standby  Processing,
Standby  Data);  and 3) Facility  Management  Services.  Comdisco  will  provide
Customer with the CAS Services  described in the Schedule with the equipment and software and at the CAS Facility listed in the Schedule.  If Customer declares a
Disaster,  in accordance with Section 1.1,  Comdisco will provide  Customer with prompt  access  to  Customer's  data and  equipment,  if any,  stored at the CAS
Facility.

1.3  TELECOMMUNICATION   SERVICES.   Comdisco  will  provde  Customer  with  the
networking capability and  telecommunications  equipment described in a Schedule to connect  the  Backup  Capability  or CAS  Service  to  Customer's  designated site(s).

1.4 TEST TIME. During each contract year, Customer will have the number of hours of Test Time listed in each Schedule.  Comdisco may reschedule  Test Time due to the receipt of a Disaster notification from another Subscription Holder.

1.5 COMDISCO-OWNED  EQUIPMENT AT CUSTOMER LOCATION.  Upon Disaster  declaration,
Comdisco  will ship the equipment  designated as "Shipped  Equipment" or "Mobile
Cluster  Equipment"  in a  Schedule  to a  location  within  the  United  States designated by Customer  within the timeframe  designated in the Schedule,  or if not designated,  then within a commercially reasonable time frame. Customer will pay all costs  associated  with  shipping the equipment to and from the Customer location and assumes all risk of loss for the  equipment.  Customer will pay the daily Usage Fee indicated in the Schedule,  or if none is indicated,  a mutually agreed-upon  daily Usage Fee, for the equipment while at the Customer  location.
Customer  will  de-install  and return the  equipment to  Comdisco's  designated location when its use is completed.

1.6  CUSTOMER-OWNED  EQUIPMENT  AT COMDISCO  LOCATION.  Comdisco  will store the
Customer-Owned  Equipment  indicated in a Schedule at the Recovery Center or CAS
Facility,  as  applicable.  Customer  will pay the  storage fee set forth in the
Schedule and all costs associated with shipping the Customer-Owned  Equipment to and from the Comdisco location.  Also,  Customer retains  responsibility for all maintenance costs and risk of loss for the Customer-Owned Equipment.

1.7 PROFESSIONAL  SERVICES.  Comdisco will provide the Professional Services and deliverables as described in a Schedule.

SECTION 2.     FEES

2.1 SERVICE  FEES.  Beginning on the  Commencement  Date,  Customer will pay the monthly  Service  Fees stated in the  Schedule on the first of each month of the
Term  as  specified  in the  invoice  for the  Service.  Customer  will  pay the
Professional Service Fees as specified in the Schedule.

2.2 DISASTER  NOTIFICATION FEE. Customer will pay the Disaster  Notification Fee stated in a Schedule,  if possible,  within twenty-four (24) hours, but no later than seven (7) days, after Disaster notification.

2.3 USAGE  FEES.  Customer  agrees to pay  Comdisco  the  Usage  Fees  stated in a Schedule for use of the Backup Capability during a Disaster.

2.4 EXPENSES.  Customer will reimburse Comdisco within thirty (30) days from the receipt of invoice for the cost of any additional goods or services  provided to
Customer during its use of the Backup  Capability.  For  Professional  Services,
Customer will reimburse  Comdisco for expenses,  including travel,  maintenance, report production and administrative support.

2.5 FEE INCREASE. Any increase in a Service Fee will be limited by Comdisco to a maximum of six percent (6%) per year per  Schedule.  Increases  are effective on the annual anniversary of the Commencement Date of each Schedule.

2.6 LATE FEE.  Whenever  any  payment  is not made when due,  Customer  will pay interest  at the lesser of prime rate of interest as reported by the Wall Street
Journal on the date payment is due plus five percent (5%) or the maximum  amount permitted by law.

2.7 TAXES.  Customer will pay or reimburse Comdisco for any taxes, fees or other charges  imposed  by  state,  local or  federal  authority  resulting  from this
Agreement,  or  from  any  activities  hereunder,  except  for  taxes  based  on
Comdisco's net income.

SECTION 3.     MULTIPLE DISASTERS

3.1 Upon  declaration of a Disaster,  Customer will have priority  access to the
Backup   Capability   during  the  Priority   Access  Period  over  1)  Comdisco
Subscription  Holders  who  declare  a  Disaster  after  Comdisco's  receipt  of
Customer's Disaster notification;  and 2) Subscription Holders who are scheduled to Test or who are testing. During the Priority Access Period, Customer will not be  required  by  Comdisco  to  share  the  Backup  Capability  with  any  other
Subscription  Holder.  After the  Priority  Access  Period,  any other  Comdisco
Subscription  Holder who declares a Disaster will be entitled to priority use of the Backup  Capability.  If a Multiple  Disaster  occurs,  Comdisco will log the
Disaster notifications in the order in which they are received.

3.2 If during a Multiple  Disaster,  the Backup  Capability is  unavailable  for
Customer's  use,  Comdisco  will assist  Customer in relocating to the alternate
Comdisco Backup Capability most capable of accommodating  Customer's  processing needs.  However,  because Multiple Disasters could occur,  Customer acknowledges that Customer may not have access to and use of a Backup Capability.

SECTION 4.     CUSTOMER RESPONSIBILITIES

4.1 Customer will follow the  procedures  and policies in the Comdisco  Recovery
Support  Manual.  While  using a  Backup  Capability,  Customer  represents  and warrants that it will: 1) supply and license all necessary programs and data for
Test Time and Disaster Recovery;  2) furnish all required  supplies,  materials, and storage  media not provided with Backup  Capability;  3) remove all data and
Customer provided programs from the Backup Capability  equipment after a Test or
Disaster;  and 4)  provide  all  necessary  personnel  for a Test or a  Disaster recovery.  Customer is  responsible  for the  adequacy and accuracy of all data, programs, and procedures that Customer furnishes.  CAS Customers agree to comply with all "Customer Responsibilities" specified in a CAS Schedule.

4.2 Customer is responsible for establishing any audit controls,  back-up files, back-up  programs,  security  procedures  and check  points in  connection  with
Customer's use of the Services.

4.3 Customer may not,  without the consent of Comdisco,  hire any person who is, or was at any time  within  the year  preceding  the  offer  of  employment,  an employee of Comdisco.

                               GENERAL PROVISIONS

SECTION 5.     TERM.

The term of this Master  Agreement  begins upon  signature  by both  parties and continues  as long as any  Schedule  is in  effect.  A  Schedule  begins  on the
Commencement  Date and continues through the Initial Term or, if no Initial Term is  indicated,  until the  Services  are  completed.  The  Initial  Term of each
Schedule will be automatically extended for successive twelve (12) month periods unless terminated pursuant to Section 9, "Termination".

SECTION 6.     WARRANTIES AND LIABILITY.

6.1  WARRANTIES.  Comdisco  warrants to Customer  that neither the  Professional
Services nor the  deliverables  will infringe any  copyright,  patent,  or trade secret of any third  party.  Comdisco  will  defend at its  expense  any  action brought against Customer which claims the Professional  Services or deliverables infringe a patent,  copyright or trade secret of any third party.  Comdisco will indemnify Customer and pay any costs and damages incurred by Customer due to the claim if  Customer  notifies  Comdisco  promptly  in  writing  of the  claim and
Comdisco fully participates in the defense or settlement of the claim.  Comdisco will not be liable for any claim of infringement based on any software, data, or materials  not  supplied  by  Comdisco.  EXCEPT AS  EXPRESSLY  SET FORTH IN THIS
AGREEMENT,  COMDISCO  MAKES  NO  WARRANTIES  WHATSOEVER,   EXPRESS  OR  IMPLIED,
INCLUDING WITHOUT  LIMITATION,  ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE.

6.2  LIABILITY.  Comdisco's  liability to Customer  for direct  damages from any cause whatsoever arising out of any Schedule will not, in any event,  exceed the aggregate  of the Service  Fees paid by Customer  for that  Schedule  during the twelve (12) month period  preceding the month in which Customer's loss or damage is incurred.  This limitation of liability will not apply to the indemnities set forth in Section 6.1 or Section 7. UNDER NO CIRCUMSTANCES,  WILL EITHER PARTY BE
LIABLE FOR INDIRECT,  SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES EVEN IF IT HAS
BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 7.     MUTUAL INDEMNIFICATION.

A party will indemnify (the "Indemnifying  Party") and hold the other party (the
"Indemnified  Party")  and  any  parent,  subsidiaries  and  affiliates  and the employees and agents of it,  harmless  against any and all claims,  liabilities, losses,  damages and causes of action  relating to personal  injury,  death,  or property damage arising out of the intentional or negligent acts or omissions of the  Indemnifying  Party  due to its  performance  or  non-performance  of  this
Agreement.  However,  the Indemnifying  Party will not be responsible for injury attributable to the negligent acts or omissions of the Indemnified Party and any parent, subsidiaries, affiliates, agents and employees of it.

SECTION 8.     CONFIDENTIALITY AND COPYRIGHTS.

8.1   CONFIDENTIALITY.   Each  party  (including  its  employees,   agents,  and
contractors)  will use the same standard of care to protect any  proprietary  or
confidential   information  of  the  other  disclosed   during   negotiation  or
performance  of this  Agreement  that it uses to protect its own  proprietary or confidential  information.  This Agreement,  its Schedules,  Comdisco's security system, access control system, recovery support manuals,  support documentation, and any  deliverables  are  confidential  information of Comdisco for Customer's internal use only.

8.2  COPYRIGHTS.  The  deliverables  contain  copyrighted  material of Comdisco.
Comdisco  grants  Customer the right to duplicate the  deliverables as necessary for its  internal  use  only.  Comdisco  reserves  all other  copyrights  in the deliverables.

SECTION 9.     TERMINATION

At the end of the Term,  either  party may  terminate  a Schedule  by giving the other party at least ninety (90) days prior  written  notice of  termination.  A party may, by written  notice,  terminate a Schedule for cause  without  further obligation if the other party to the Schedule  fails to cure a material  default under than Schedule. Any material default(s) must be specifically  identified in the notice of  termination.  The  notified  party will have  thirty (30) days to remedy  the  default(s).  Failure to remedy the  specified  material  default(s)
within  thirty  (30) days  will  give  cause  for  immediate  termination.  If a termination is due to Customer's material default, Customer will immediately pay to Comdisco  the amounts  then owing and the present  value  (discounted  at the prime rate of interest as  published  in the Wall Street  Journal on the date of default) of the Fees due for all of the remaining  Term of the Schedule that was terminated  plus reasonable  attorney's fees as liquidated  damages and not as a penalty.

SECTION 10.    MISCELLANEOUS

10.1  Comdisco will maintain a proper  operating  environment  for the equipment which supplies the Services and will adhere to vendor  recommended  policies and procedures for proper maintenance.

10.2 Customer may not assign this  Agreement or any of its rights or obligations
(except to its successor  pursuant to a merger,  consolidation or sale of all or substantially  all of its assets) without obtaining the prior written consent of
Comdisco.

10.3  The waiver by either party of a breach of any provision in this Agreement will not be construed as a waiver of any subsequent breach.

10.4 This Agreement is the entire  agreement  between the parties and supersedes all other oral or written  agreements  or  understandings  between  the  parties concerning the Services.  This  Agreement may not be modified  unless in writing and signed by the party against whom enforcement of the modification is sought.

10.5 Except for Disaster notifications,  all notices must be in writing and will be deemed  received  three (3) days  after  mailing if sent by  certified  mail, postage prepaid, return receipt requested, to the address set forth above.

10.6 No third party is intended to be, or will be construed to be, a beneficiary of any  provision  of this  Agreement  nor have any right to enforce  any of its provisions or to pursue any remedy for its breach.

10.7  If  any  provision  of  this   Agreement  is  held  invalid,   illegal  or
unenforceable,   the  remaining  provisions  will  remain  unimpaired  and  that provision will be replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intent of the parties.

10.8 Any provision of this Agreement which by its nature would continue beyond a termination of this Agreement will survive any termination.

10.9  Schedules  may be entered  into by  Customer  or any of its  subsidiaries, divisions  or  affiliates  and such  entity will be deemed  "Customer"  for that
Schedule.  However, the Customer set forth above is jointly and severally liable for the performance of the obligations under all Schedules.

10.10 Comdisco will not be considered in default under this Agreement due to any failure in its performance due to causes beyond its control.

SECTION 11.    DEFINITIONS

AGREEMENT - means this Master  Agreement and any Schedule which  incorporates it by reference.

BACKUP  CAPABILITY  -  means  the  equipment  (or  compatible  and  functionally equivalent equipment) and Services described in a Schedule.

COMMENCEMENT DATE - means the date set forth in each Schedule.

CUSTOMER FACILITY - means Customer's  facility at the address  designated in the
Schedule.

CAS FACILITY - means the Comdisco data center where the Continuous  Availability
Services are provided.

CUSTOMER-OWNED  EQUIPMENT - means equipment, as designated in a Schedule,  owned by  Customer  that the  parties  agree will be stored at the  Comdisco  Recovery
Center or CAS Facility listed in the Schedule.

DATA CENTER  SUPPORT  AREA - means space  provided  with a  raised-floor  Backup
Capability  to  accommodate   Customer's   system/application   programmers  and
operators who manage the  raised-floor  equipment.  Data Center Support Area may only be used in  conjunction  with a  raised-floor  Backup  Capability  Disaster notification,  and by up to twenty (20) concurrent  Customer data center support personnel.

DISASTER  - means  an  unplanned  interruption  in  business  operations  at the
Customer Facility due to causes beyond Customer's control.

DISASTER NOTIFICATION FEE - means the fee stated in a Schedule assessed upon the occurrence of each separate  Disaster which causes Customer to request access to the Backup Capability or data stored at the CAS Facility.

INITIAL TERM - means the number of full months listed on the Schedule.

MULTIPLE DISASTER - means Disaster notifications from more than one Subscription
Holder  entitled  to  access a  Backup  Capability  for the same or  overlapping periods.

PRIORITY ACCESS PERIOD - means six (6) weeks for all Backup  Capabilities except a Shell. The Priority Access Period for a Shell is twelve (12) months.

RECOVERY  CENTER - means the Comdisco  facility  where the Backup  Capability is provided.

SCHEDULE - means a Schedule or  Statement of Work which  incorporates  the terms and conditions of this Master Agreement.

SERVICES - means any or all services provided under this Agreement.

SHELL - means  raised  floor  and  air-conditioned  space  suitable  for a fully operational computer equipment environment.  The Shell is for the duplication of the raised-floor Backup Capability in a Schedule for long term Disaster recovery and,  unless  indicated  in a Schedule,  may not be used  concurrently  with the raised-floor Backup Capability,  except during a reasonable transition period to the Shell.

SUBSCRIPTION FEE - means the monthly Service Fee for a Backup Capability.

SUBSCRIPTION  HOLDER  - means  another  Comdisco  customer  who  has a  disaster recovery subscription with Comdisco.

TERM - means the Initial Term plus any renewal term.

TEST TIME - means use of the Backup  Capability by Customer to test its Disaster recovery procedures and verify the operation of its critical applications on the
Backup Capability.

USAGE  FEE - means the fee  assessed  for the  period  during  which the  Backup
Capability is used. For purposes of determining  the Usage Fee, the term "daily"
means each period of  twenty-four  (24)  consecutive  hours starting at the hour when Customer  accesses the Backup  Capability or  twenty-four  (24) hours after
Comdisco's receipt of a Disaster notification, whichever occurs first.